Exhibit 99.1
Press Release of the Registrant dated May 3, 2010

POPE RESOURCES REPORTS FIRST QUARTER 2010 EARNINGS
May 3, 2010

Contact: Tom Ringo VP & CFO 360.697.6626 Fax 360.697.1156
NEWS RELEASE

FOR IMMEDIATE RELEASE	NASDAQ:POPE

May 3, 2010

POPE RESOURCES REPORTS FIRST QUARTER INCOME OF $451,000

Pope Resources (NASDAQ:POPE) reported net income attributable to unitholders of $451,000, or $0.10 per diluted ownership unit, on revenue of $6.0 million for the quarter ended March 31, 2010.  This compares to a net loss attributable to unitholders of $123,000, or $0.03 per diluted ownership unit, on revenue of $5.0 million for the comparable period in 2009.

Cash provided by operations for the quarter ended March 31, 2010 was $846,000, compared to $435,000 for the first quarter of 2009.

“Despite continued weak domestic housing starts, we were encouraged by improving market dynamics in both domestic and export log markets,” said David L. Nunes, President and CEO. “Domestic sawlog prices improved by 3% to $459 per thousand board feet (MBF), or $13 per MBF, relative to the first quarter of 2009 and by 14%, or $58 per MBF, relative to the fourth quarter of 2009.  This improvement is a function of inventory restocking throughout the lumber distribution channel as well as increasing demand from Chinese and Korean log buyers.  We responded to these improved market conditions by moving more of our planned harvest volume into the first quarter.  Given the improvement in log markets, we intend to continue harvesting more than planned, as we did in the first quarter to take advantage of higher prices, and will do so the rest of the year if market conditions stay constant or improve.”

Fee Timber operating income in the first quarter increased 67%, from $1.4 million in 2009 to $2.3 million in 2010, driven by an increase in harvest volume from 9 million board feet (MMBF) in 2009 to 12 MMBF in 2010, offset in part by an 8% decline in average realized log price, which fell from $477 per MBF in 2009 to $441 per MBF in 2010.  The decline in average log price realization from the first quarter of 2009 reflects a shift in the export mix, with more volume flowing to the lower valued Chinese and Korean markets, as well as an increase in harvest of lower valued whitewood logs.

POPE RESOURCES REPORTS FIRST QUARTER 2010 EARNINGS
May 3, 2010

Our Timberland Management & Consulting segment posted an operating loss of $241,000 for the first quarter of 2010, a decline from the operating loss of $104,000 for the corresponding quarter in 2009 primarily due to the termination of the Cascade Timberlands contract in mid-2009.  This segment includes revenue from the management of timberland owned by the two private equity timber funds managed by Olympic Resource Management.  However, fees earned from these management activities during the first quarter of 2010 and 2009 of $253,000 and $204,000, respectively, were eliminated with a corresponding reduction to Fee Timber operating expenses as a result of the consolidation of these funds into the Partnerships’ financial statements.

The operating loss of $526,000 posted by our Real Estate segment for the first quarter of 2010 reflects a slight decline from the operating loss of $459,000 for 2009’s first quarter due primarily to a decline in commercial lease revenue for the millsite at Port Gamble.  The millsite had been leased to the Washington State Department of Transportation in support of a long-term project to replace a portion of the Hood Canal Bridge.  The final payment on this lease was received in the third quarter of 2009.

First quarter 2010 General & Administrative expenses increased 11% to $941,000, compared to $844,000 in the prior year, driven by higher professional service fees in the first quarter of 2010 versus 2009.

The financial schedules attached to this earnings release provide detail on individual segment results and operating statistics.

About Pope Resources

Pope Resources, a publicly traded limited partnership and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage 152,000 acres of timberland and development property in Washington and Oregon.  We also manage, co-invest in, and consolidate two timberland investment funds that we manage for a fee. In addition, we offer our forestry consulting and timberland investment management services to third-party owners and managers of timberland in Washington, Oregon, and California. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.poperesources.com.  The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include conditions in the housing construction and wood-products markets that affect demand for our products; factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property, including changes in those regulations; conditions affecting credit markets as they affect the availability of capital and costs of borrowing; labor, equipment and transportation costs that affect our net income; the impacts of natural disasters on our timberlands and on surrounding areas; and our ability to discover and to accurately estimate liabilities associated with our properties. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Risk Factors." Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

Pope Resources, A Delaware Limited Partnership
Unaudited

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(all amounts in $000's, except per unit amounts)

	Three months ended March 31,
	2010	2009

Revenues	$5,966	$4,979
Costs and expenses:
Cost of sales	(2,606)	(2,198)
Operating expenses	(2,788)	(2,822)
Operating income (loss)	572	(41)
Interest income	34	69
Interest expense	(541)	(617)
Capitalized interest	240	305
SLARS gain and (impairment) on dispositions	11	(60)
Income (loss) before income taxes	316	(344)
Income tax expense	(12)	-
Net income (loss)	304	(344)
Net loss attributable to noncontrolling interests	147	221
Net income (loss) attributable to Pope Resources' unitholders	$451	$(123)

Average units outstanding - Basic	4,530	4,591
Average units outstanding - Diluted	4,586	4,591

Basic net income (loss) per unit	$0.10	$(0.03)
Diluted net income (loss) per unit	$0.10	$(0.03)

CONDENSED CONSOLIDATED BALANCE SHEETS
(all amounts in $000's)
(unaudited)

	31-Mar-10	31-Dec-09
Assets:
Pope Resources cash and cash equivalents	$6,917	$6,035
ORM Timber Funds cash and cash equivalents	1,317	1,145
Cash and cash equivalents	8,234	7,180
Auction rate securities, current	-	690
Other current assets	1,621	1,392
Total current assets	9,855	9,262
Roads and timber, net	119,778	120,457
Properties and equipment, net	55,246	54,911
Auction rate securities, non-current	-	796
Other assets	1,605	1,630
Total	$186,484	$187,056
Liabilities and equity:
Current liabilities	$2,242	$2,235
Current portion of long-term debt	18,636	831
Long-term debt, excluding current portion	10,098	28,659
Other long-term liabilities	1,249	1,274
Total liabilities	32,225	32,999
Partners' capital	83,350	83,126
Noncontrolling interests	70,909	70,931
Total	$186,484	$187,056

RECONCILIATION BETWEEN NET INCOME (LOSS) AND CASH FLOWS FROM OPERATIONS
(all amounts in $000's)

	Three months ended March 31,
	2010	2009

Net income (loss)	$304	$(344)
Added back:
Depletion	724	569
SLARS activity	(11)	60
Depreciation and amortization	154	203
Unit compensation	161	159
Development expenditures	(320)	(329)
Cost of land sold	67	-
Change in operating accounts	(233)	117
Cash provided by operations	$846	$435

SEGMENT INFORMATION
(all amounts in $000's)

	Three months ended March 31,
	2010	2009

Revenues:
Pope Resources Fee Timber	$5,484	$4,520
ORM Timber Funds	278	1
Total Fee Timber	5,762	4,521
Timberland Management & Consulting (TM&C)	-	208
Real Estate	204	250
Total	$5,966	$4,979
Operating income (loss):
Fee Timber	2,280	1,366
TM&C	(241)	(104)
Real Estate	(526)	(459)
General & administrative	(941)	(844)
Total	$572	$(41)

SELECTED STATISTICS

	Three months ended March 31,
	2010	2009
Log sale volumes (thousand board feet):
Sawlogs
Douglas-fir	9,023	7,530
Whitewood	487	65
Cedar	146	64
Hardwood	89	119
Pulp
All species	1,847	967
Total	11,592	8,745

Average price realizations (per thousand board feet):
Sawlogs
Douglas-fir	467	508
Whitewood	371	306
Cedar	794	798
Hardwood	499	475
Pulp
All species	300	227
Overall	441	477

Owned timber acres	114,000	114,000
Acres owned by Funds	36,000	24,000
Third-party managed acres	-	267,000
Capital expenditures ($000's)	589	780
Depletion ($000's)	724	569
Depreciation and amortization ($000's)	154	203
Debt to total capitalization (excludes noncontrolling interest)	26%	25%

QUARTER TO QUARTER COMPARISONS
(Amounts in $000's except per unit data)

	Q1 2010 vs. Q1 2009	Q1 2010 vs. Q4 2009
	Total	Total

Net income (loss) attributable to Pope Resources' unitholders:
1st Quarter 2010	$451	$451
4th Quarter 2009		$(376)
1st Quarter 2009	(123)
Variance	$574	$827

Detail of earnings variance:
Fee Timber
Log price realizations (A)	$(417)	$301
Log volumes (B)	1,358	578
Depletion	(155)	(172)
Production costs	(254)	(126)
Other Fee Timber	382	5
Timberland Management & Consulting
Management fee changes	(208)	-
Other Timberland Mgmnt & Consulting	71	(69)
Real Estate
Environmental remediation liability	-	30
Land and conservation easement sales	(1)	(214)
Timber depletion on HBU sale	-	6
Other Real Estate	(66)	50
General & administrative costs	(97)	257
Net interest expense	(24)	(5)
Other (taxes, noncontrolling int., impairment)	(15)	186
Total variance	$574	$827

(A)	Price variance calculated by extending the change in average realized price by current period volume.
(B)	Volume variance calculated by extending change in sales volume by the average log sales price for the comparison period.